Exhibit 3.278

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

Pursuant to Section 18-202 of the Delaware Limited Liability Company Act, the undersigned, in order to change its registered office and registered agent, hereby certifies that:

1.	The name of the limited liability company is:

THE CHECK GIANT NM, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended to change the registered agent and location of the registered office of the limited liability company to the following:

New Name of Registered Agent: Capitol Services, Inc. New Address of Registered Office: 615 South DuPont Highway Dover Kent County DE 19901

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment to the Certificate of Formation this 8th day of February 2007.

THE CHECK GIANT NM, LLC
Name of Limited Liability Company

/s/ CURTIS LINSCOTT
Signature

J. Curtis Linscott
Printed Name
Manager of Cash America Net Holdings, LLC,
Sole Member of Cash America Net of New Mexico, LLC
Title

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF FORMATION

OF

THE CHECK GIANT NM, LLC

1. The name of the limited liability company (hereinafter called the “Company”) is The Check Giant NM, LLC.

2. The Certificate of Formation of the Company is hereby amended by adding the following Article Third to read as follows:

“THIRD: Independent Manager.

(a) The limited liability company shall have at all times at least one individual who is an Independent Manager. The Independent Manager may not delegate its duties, authorities or responsibilities thereunder. If the Independent Manager resigns, dies or becomes incapacitated, or such position otherwise becomes vacant, the limited liability company agrees to use reasonable efforts to appoint a successor Independent Manager within 30 days after such notice of such resignation is received or after such other vacancy.

The Company shall not:

(i) Without the authorization and direction of its Independent Manager (as defined below), institute proceedings for itself to be adjudicated bankrupt or insolvent; consent to the institution of a bankruptcy or insolvency proceeding against it; file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; consent to the appointment of a receiver, liquidator, assignee, trustee, sequestration (or other similar official) for itself or a substantial part of its property; make any assignment for the benefit of creditors; or admit in writing its inability to pay its debts generally as they become due; or admit in writing its ability to pay its debts generally as they become due;

(ii) Without the affirmative vote of its Independent Manager, for itself (i) liquidate or dissolve, in whole or in part; (ii) consolidate, merge or enter into any form of consolidation with or into any other Person, nor convey, transfer or lease its assets substantially as an entirety to any Person nor permit any Person to consolidate, merge or enter into any form of consolidation with or into itself, nor convey, transfer or lease its assets substantially as an entirety to any Person; or (iii) amend any provisions of its certificate/articles of incorporation or by-laws containing provisions similar to those contained in this Third Section;

(iii) Promptly elect and at all times maintain at least one independent manager (an “Independent Manager”), that satisfies the requirements, if any, with respect thereto set forth in the limited liability company’s financing agreements with its senior leaders, as in effect from time to time.

(b) The Independent Manager shall have no rights, duties or functions except as expressly provided in this Certificate of Formation.”

This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Certificate of Formation of The Check Giant NM, LLC this 22nd day of July, 2005.

THE CHECK GIANT NM, LLC

By:	The Check Giant, LLC
Its:	Manager

By:	/s/ AL GOLDSTEIN

Its:	President

Name:	Al Goldstein

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•	First: The name of the limited liability company is The Check Giant NM, LLC

•	Second: The address of its registered office in the State of Delaware is 25 Greystone Manor in the City of Lewes. The name of its Registered agent at such address is Harvard Business Services

•	Third: (Use this paragraph only if the company is to have a specific effective date of dissolution: “The latest date on which the limited liability company is to dissolve is .”)

•	Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 25 day of April, 2005.

By:	/s/ ANDREW LaPOINTE
Authorized Person(s)

Name:	Andrew LaPointe

Typed or Printed